FedEx Reports Strong Third Quarter Results
Completed $2 Billion of Share Repurchases in June-September Period
Raises Full-year Calendar 2026 Earnings Outlook

MEMPHIS, Tenn., October 28, 2026 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended September 30 (adjusted measures exclude the items listed below):

Three Months Ended
(Continuing Operations)
	September 30, 2026		September 30, 2025
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.9 billion	$22.9 billion	$20.4 billion	$20.4 billion
Operating income	$1.07 billion	$1.20 billion	$0.97 billion	$1.03 billion
Operating margin	4.7%	5.3%	4.8%	5.1%
Net income	$0.29 billion	$0.90 billion	$0.65 billion	$0.69 billion
Diluted EPS	$1.21	$3.74	$2.73	$2.93

This year’s and last year’s quarterly consolidated results have been adjusted for:

	Three Months Ended
Impact per diluted share	September 30, 2026	September 30, 2025
Loss on short-term investment	$5.18	$—
Gain on extinguishment of debt	(1.97)	—
Restructuring, exit and other costs	(0.68)	0.20

Consolidated operating results improved in the third quarter, driven by increased package base yields, higher package volumes, and continued structural cost reductions from business optimization initiatives. These factors were partially offset by increased purchased transportation rates, higher wage rates and variable compensation expenses, and the financial impact of global trade policy changes.

“As our strong operating results and adjusted free cash flow demonstrate, FedEx is winning across high-value market segments while we optimize our network, driving an increase to our full-year outlook,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “As we advance our transformation, we remain committed to disciplined operational execution to reduce our cost-to-serve while focusing on profitable growth. We have the right strategy in place to continue to be the world’s premier B2B parcel and air freight provider, leverage our digital insights to unlock new markets, and use disciplined capital allocation to create additional stockholder value.”

Express U.S. Domestic segment operating income increased during the quarter, driven by higher package yields, increased package volume, improved service mix, and continued cost savings from transformation initiatives. These factors were partially offset by increased purchased transportation rates, and higher salaries and benefits expenses.

Express International segment operating results increased during the quarter, primarily due to increased base yields, higher international export volume, and increased freight weight. These factors were partially offset by higher wage rates, increased purchased transportation rates, and the financial impact of global trade policy changes.

FedEx Freight Spin-Off

FedEx completed the spin-off of FedEx Freight on June 1, 2026, retaining a 19.9% ownership interest in FedEx Freight. FedEx recognized a loss of $1.2 billion during the quarter within “Gain/(loss) on short-term investment” on the income statement. The carrying value of this equity security totaled $3.3 billion at September 30, 2026 and is recorded within “Short-term investment” in the condensed consolidated balance sheets.

FedEx utilized cash proceeds from the approximately $4.1 billion dividend received from FedEx Freight following the spin-off, as well as cash on hand, to fund cash tender offers for approximately $4.9 billion aggregate principal amount of outstanding debt securities, resulting in a non-GAAP, pre-tax gain of $627 million.

FedEx Supply Chain Sale

On October 1, 2026, FedEx completed the sale of its subsidiary FedEx Supply Chain to CMA CGM Group for a purchase price of approximately $1.4 billion. The transaction represents another important step in the ongoing transformation of FedEx, advancing its strategy to simplify its portfolio, sharpen its focus, and concentrate resources on the areas where the company is best positioned to create long-term value.

2027 Rate Increases

As previously announced, effective January 4, 2027, FedEx parcel shipping rates will increase by an average of 5.9%. Details related to these and additional changes to rates and surcharges are available at fedex.com/en-us/shipping/rate-changes.html.

Cash and Capital Returns

Cash on-hand as of September 30, 2026 was $8 billion, which included approximately $2.7 billion in IEEPA tariff refunds held for refund to customers.

FedEx completed $2.0 billion in stock repurchases via open market and accelerated share repurchase transactions in June through September. Approximately 6.3 million shares were repurchased, with the decrease in outstanding shares benefiting third quarter results by $0.02 per diluted share. FedEx will continue to be opportunistic with stock repurchases. As of September 30, 2026, $4.3 billion remained available for repurchases under the company’s 2026 stock repurchase authorization.

“Our solid third quarter results and higher 2026 financial outlook reflect the focused execution of our strategy, demonstrating momentum toward our 2029 financial targets,” said Claude Russ, FedEx Corp. enterprise vice president and interim chief financial officer. “Our decision to repurchase $2 billion of FedEx stock displays our conviction in achieving our 2029 financial targets and our commitment to deploy our strong free cash flow to increase stockholder returns.”

Outlook

For calendar year 2026, FedEx is revising its forecast as follows:

Financial Metric	Forecast Value[1]	Additional Details & Exclusions
Revenue Growth	~12% YoY	Compared to the prior forecast of ~11%.

Diluted EPS (Continuing Operations)	$35.30 to $35.90	Compared to the prior forecast of $16.55 to $17.75 per diluted share, which excluded impacts related to MTM accounting for the FedEx Freight investment and gain on extinguishment of debt. Prior to additional CY26 MTM adjustments for retirement plan accounting.

Adjusted Diluted EPS (Continuing Operations)	$18.00 to $18.60	Compared to the prior forecast of $16.90 to $18.10 per diluted share. Also excludes MTM adjustments for retirement plan accounting, adjustments related to MTM accounting for the FedEx Freight investment, gain on extinguishment of debt, and restructuring, exit and other costs.

Effective Tax Rate (ETR)	~22.5%	Compared to the prior forecast of ~23%. Prior to MTM adjustments for retirement plan accounting, adjustments related to MTM accounting for the FedEx Freight investment, and a $263 million deferred income tax benefit on FedEx Supply Chain basis difference.

Pension Contributions	$475 million	Unchanged from the prior forecast.

Capital Spending	$3.9 billion	Unchanged from the prior forecast. Prioritizes investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.
(1) As of October 28, 2026

These forecasts assume FedEx’s current economic forecast and fuel price expectations, and no additional adverse economic, geopolitical, or international trade-related developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $90 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 450,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on October 28, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; uncertainty and additional volatility in the global trade environment; our ability to successfully implement our business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals, including our 2029 financial performance targets; our ability to achieve the anticipated benefits of the tax-free full separation of the FedEx Freight business into a new publicly traded company (the “FedEx Freight Spin-Off”); the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the FedEx Freight Spin-Off; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure; damage to our reputation or loss of brand equity; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; evolving or new U.S. domestic or international laws and government regulations, policies, and actions, including regulatory and/or legal compliance requirements that can affect our ability to efficiently or fully utilize our aircraft; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; loss or delay in the collection of accounts receivable, including those related to tariffs in light of recent judicial rulings; the effect of technology developments, including autonomous technology and artificial intelligence; our ability to effectively operate, integrate, leverage, and grow acquired businesses and complete and realize the anticipated benefits of acquisitions and other strategic transactions including FedEx's investment in InPost, as a consortium member, and related commercial agreements; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; future guidance, regulations, interpretations, challenges, or judicial decisions related to tariffs and our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; any liability resulting from and the costs of defending against litigation, including refunds of tariffs; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; successful completion of future stock repurchases; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:
Caitlin Maier
901-434-8100
mediarelations@fedex.com

Investor Relations Contact:
Jeni Hollander
901-818-7200
ir@fedex.com

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

Results for the three months ended September 30, 2026 and 2025

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted consolidated operating income and margin, income taxes, net income and diluted earnings per share, adjusted Express U.S. Domestic segment operating income and margin, and adjusted Express International segment operating income and margin for the 3-months ended September 30, 2026 and 2025. These financial measures are based on continuing operations and have been adjusted to exclude the effects of the following items (as applicable):
•Gain/Loss on retained investment in FedEx Freight: On June 1, 2026, FedEx completed the spin-off of FedEx Freight into an independent, publicly traded company (the “Spin-Off”). Following the Spin-Off, we retained a 19.9% ownership interest in FedEx Freight, which is accounted for as an equity security and recorded at fair value. Changes in fair value are recognized through net income.
•Gain on extinguishment of debt: On July 14, 2026, FedEx utilized the cash proceeds from the dividend received from FedEx Freight in connection with the Spin-Off, as well as cash on hand, to complete cash tender offers for certain outstanding debt securities. The gain on partial extinguishment is net of a proportional amount of the related unamortized discount, premium and debt issuance costs attributable to the repurchased securities.
•Restructuring, exit and other costs incurred: These costs relate to the multi-year restructuring, business realignment, and exit activities designed to improve operating efficiency, reduce costs, or optimize FedEx’s business portfolio. These costs also include those related to the Spin-Off and FedEx’s change in fiscal year end from May 31 to December 31. These costs were primarily related to severance, incentive payments to contracted service providers, and professional services.
◦Deferred income tax benefit on FedEx Supply Chain basis difference: A $263 million deferred income tax benefit has been recorded for the difference in the U.S. income tax and US GAAP book basis with respect to the FedEx Supply Chain business that was classified to held for sale in the third quarter.

The income tax effect of these costs is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the company's effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company's and our business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and evaluating the company's and each business segments' ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Calendar 2026 Earnings Per Share and Effective Tax Rate Forecasts

Our calendar 2026 EPS forecast is a non-GAAP financial measure because it excludes MTM adjustments for retirement plan accounting, MTM accounting for the FedEx Freight investment, gain on extinguishment of debt, and estimated restructuring, exit and other costs.

Our calendar 2026 ETR forecast is a non-GAAP financial measure because it excludes the effect of MTM adjustments for retirement plan accounting, MTM accounting for the FedEx Freight investment, and a $263 million deferred income tax benefit on FedEx Supply Chain basis difference.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The adjustments reflected in our calendar 2026 EPS and ETR forecasts are excluded for the same reasons described above for the corresponding historical non-GAAP measures.

We are unable to predict the amount of the additional MTM adjustments for retirement plan accounting and MTM accounting for the FedEx Freight investment, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our calendar 2026 EPS and ETR forecasts. For this reason, a full reconciliation of our calendar 2026 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our calendar 2026 MTM adjustments for retirement plan accounting and MTM accounting for the FedEx Freight investment could have a material effect on our calendar 2026 consolidated financial results and ETR.

The table below titled “Calendar 2026 Diluted Earnings Per Share Forecast” outlines the effects of the items that are excluded from our calendar 2026 EPS forecast, other than additional MTM adjustments for retirement plan accounting and MTM accounting for the FedEx Freight investment.

THREE MONTHS ENDED SEPTEMBER 30, 2026

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes(1)	Net Income(2)
In millions, except per share amounts	Income	Margin
GAAP measure	$1,067	4.7%	$134	$290	$1.21
Loss on short-term investment(3)	—	—%	—	1,238	5.18
Gain on extinguishment of debt(3)	—	—%	(159)	(468)	(1.97)
Restructuring, exit and other costs(4)	130	0.6%	294	(164)	(0.68)
Non-GAAP measure	$1,197	5.3%	$269	$896	$3.74

Express U.S. Domestic Segment

	Operating
In millions	Income	Margin
GAAP measure	$946	6.4%
Restructuring, exit and other costs	26	0.2%
Non-GAAP measure	$972	6.6%

Express International Segment

	Operating
In millions	Income	Margin
GAAP measure	$220	2.9%
Restructuring, exit and other costs	77	1.0%
Non-GAAP measure	$297	3.9%

THREE MONTHS ENDED SEPTEMBER 30, 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes(1)	Net Income(2)
In millions, except per share amounts	Income	Margin
GAAP measure	$972	4.8%	$269	$645	$2.73
Restructuring, exit and other costs(4)	61	0.3%	13	48	0.20
Non-GAAP measure	$1,033	5.1%	$282	$693	$2.93

Express U.S. Domestic Segment

	Operating
In millions	Income	Margin
GAAP measure	$884	6.6%
Restructuring, exit and other costs	21	0.2%
Non-GAAP measure	$905	6.8%

Express International Segment

	Operating
In millions	Income	Margin
GAAP measure	$192	3.0%
Restructuring, exit and other costs	4	0.1%
Non-GAAP measure	$196	3.1%

CALENDAR 2026 DILUTED EARNINGS PER SHARE FORECAST

		Diluted Earnings Per Share
In millions, except per share amounts	Adjustments
Diluted earnings per share from continuing operations (GAAP)(5)		$35.30 to $35.90
Restructuring, exit and other costs	$579
Gain on short-term investment	(3,254)
MTM adjustment for retirement plan accounting	(788)
Gain on extinguishment of debt	(627)
Total adjustments	$(4,090)
Income tax effect(1)	(50)
Net of tax effect	$(4,140)	(17.30)
Diluted earnings per share with adjustments (non-GAAP)(5)		$18.00 to $18.60

Notes:

(1)	Income taxes are based on the approximate statutory tax rates applicable to each transaction. FedEx Corporation three months ended September 30, 2026, Income Taxes for “Restructuring, exit and other costs” includes a $263 million deferred income tax benefit on a FedEx Supply Chain basis difference. This benefit is also included in the “Income tax effect” line item above.
(2)	Effect of “total other (expense) income” on net income from continuing operations is not shown.
(3)	These expenses were recognized at Corporate, other, and eliminations.
(4)	These expenses were recognized at Express U.S. Domestic, Express International, and Corporate, other, and eliminations.
(5)	Additional MTM adjustments for retirement plan accounting and adjustments related to MTM accounting for the FedEx Freight investment, which are impracticable to calculate at this time, are excluded.

FEDEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
In millions, except per share amounts	September 30, 2026	September 30, 2025	Percent Change	September 30, 2026	September 30, 2025	Percent Change
Revenue:
Express U.S. Domestic segment	$14,710	$13,392	10	$43,190	$38,636	12
Express International segment	7,465	6,363	17	21,371	18,509	15
Corporate, other, and eliminations(1)	680	677	—	2,012	2,059	(2)
Total Revenue	22,855	20,432	12	66,573	59,204	12
Operating Expenses:
Salaries and employee benefits	7,434	7,078	5	22,503	20,508	10
Purchased transportation	6,455	5,419	19	17,953	15,508	16
Rentals and landing fees	1,183	1,129	5	3,499	3,293	6
Fuel	1,270	774	64	3,434	2,257	52
Depreciation and amortization	967	972	(1)	2,949	2,912	1
Maintenance and repairs	794	784	1	2,264	2,218	2
Other, net	3,685	3,304	12	10,658	9,888	8
Total Operating Expenses	21,788	19,460	12	63,260	56,584	12
Operating income (loss):
Express U.S. Domestic segment	946	884	7	3,205	2,646	21
Express International segment	220	192	15	447	326	37
Corporate, other, and eliminations(1)	(99)	(104)	5	(339)	(352)	4
Total Operating Income	1,067	972	10	3,313	2,620	26
Other (Expense) Income:
Gain/(loss) on short-term investment	(1,238)	—	NM	3,254	—	NM
Interest, net	(66)	(125)	(47)	(304)	(364)	(16)
Other, non-operating, net	661	67	887	1,583	545	191
Total Other (Expense) Income	(643)	(58)	1009	4,533	181	2405
Income Before Income Taxes	424	914	(54)	7,846	2,801	180
Provision for Income Taxes	134	269	(50)	763	706	8
Income from continuing operations	290	645	(55)	7,083	2,095	238
Income from discontinued operations, net of taxes	—	275	NM	112	1,034	(89)
Net Income	$290	$920	(68)	$7,195	$3,129	130
Continuing operations	$1.21	$2.73	(56)	$29.42	$8.76	236
Discontinued operations	—	1.16	NM	0.47	4.32	(89)
Diluted Earnings Per Share	$1.21	$3.89	(69)	$29.89	$13.08	129
Weighted Average Common and
Common Equivalent Shares	239	237	1	240	239	1
Capital Expenditures	$844	$587	44	$2,859	$2,720	5
(1) – Includes the FedEx Office, FedEx Supply Chain, and FedEx Dataworks operating segments.

FEDEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share amounts	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,961	$6,531
Receivables, less allowances	10,886	11,957
Short-term investment	3,254	—
Prepaid expenses and other	2,256	1,361
Spare parts, supplies, and fuel, less allowances	646	615
Current assets of discontinued operations	—	1,111
Total current assets	25,003	21,575
PROPERTY AND EQUIPMENT, NET	39,686	38,736
OTHER LONG-TERM ASSETS
Operating lease right-of-use assets, net	14,407	14,715
Goodwill and other assets	11,329	10,448
Equity method investment	2,501	—
Non-current assets of discontinued operations	—	4,837
Total other long-term assets	28,237	30,000
TOTAL ASSETS	$92,926	$90,311

LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES
Accrued and other liabilities	$9,651	$8,509
Accounts and notes payable	6,959	4,355
Accrued salaries and employee benefits	2,230	2,610
Current liabilities of discontinued operations	—	711
Total current liabilities	18,840	16,185
LONG-TERM DEBT, LESS CURRENT PORTION	17,304	20,302
OTHER LONG-TERM LIABILITIES
Operating lease liabilities	12,262	12,671
Self-insurance accruals	4,320	4,163
Deferred income taxes	3,011	3,486
Other liabilities	2,621	2,480
Non-current liabilities of discontinued operations	—	1,743
Total other long-term liabilities	22,214	24,543
COMMITMENTS AND CONTINGENCIES
COMMON STOCKHOLDERS' INVESTMENT
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,861	4,418
Retained earnings	49,677	43,110
Accumulated other comprehensive loss	(1,766)	(1,342)
Treasury stock, at cost	(18,236)	(16,937)
Total common stockholders' investment	34,568	29,281
TOTAL LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT	$92,926	$90,311

FEDEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
In millions	September 30, 2026	September 30, 2025
Operating Activities:
Net income	$7,195	$3,129
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,142	3,215
Other noncash items, net	2,205	2,385
Gain on short-term investment	(3,254)	—
Gain from early extinguishment of debt	(627)	—
Changes in operating assets and liabilities, net	(1,213)	(2,091)
Cash provided by operating activities	7,448	6,638
Investing Activities:
Purchase of equity method investment	(2,501)	—
Capital expenditures	(3,045)	(2,925)
Purchase of investments	(512)	(149)
Proceeds from sale of investments	438	88
Proceeds from asset dispositions and other investing activities, net	44	89
Cash used in investing activities	(5,576)	(2,897)
Financing Activities:
Proceeds from debt issuances	8,943	997
Principal payments on debt	(7,142)	(741)
Proceeds from stock issuances	1,010	102
Dividends paid	(979)	(1,008)
Purchases of common stock	(2,000)	(1,732)
Distribution attributable to the Spin-Off	(251)	—
Other, net	(67)	(31)
Cash used in financing activities	(486)	(2,413)
Effect of exchange rate changes on cash	(56)	204
Net increase in cash and cash equivalents	1,330	1,532
Cash and cash equivalents from continuing operations at beginning of period	6,531	4,854
Cash and cash equivalents from discontinued operations at beginning of period	100	76
Cash and cash equivalents at end of period	$7,961	$6,462
Note: The condensed consolidated statements of cash flows herein have not been recast to reflect discontinued operations for any periods presented.

EXPRESS U.S. DOMESTIC SEGMENT
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended				Nine Months Ended
In millions	September 30, 2026	September 30, 2025	Percent Change		September 30, 2026	September 30, 2025	Percent Change
Revenue:
U.S. Package:
U.S. priority	$3,142	$2,826	11		$9,121	$8,144	12
U.S. deferred	1,406	1,302	8		4,219	3,794	11
U.S. ground	9,545	8,748	9		28,086	25,338	11
Total package revenue	14,093	12,876	9		41,426	37,276	11
U.S. Freight	366	315	16		1,032	900	15
Other	251	201	25		732	460	59
Total revenue	14,710	13,392	10		43,190	38,636	12
Operating expenses:
Salaries and employee benefits	4,624	4,471	3		14,200	12,914	10
Purchased transportation	4,473	3,778	18		12,372	10,718	15
Rentals and landing fees	687	674	2		2,041	1,979	3
Fuel	410	263	56		1,129	773	46
Depreciation and amortization	647	656	(1)		1,954	1,960	—
Maintenance and repairs	529	498	6		1,500	1,405	7
Other, net	2,394	2,168	10		6,789	6,241	9
Total operating expenses	13,764	12,508	10		39,985	35,990	11
Operating income	$946	$884	7		$3,205	$2,646	21
Operating margin	6.4%	6.6%	(20)	bp	7.4%	6.8%	60	bp

EXPRESS U.S. DOMESTIC SEGMENT
OPERATING STATISTICS
(Unaudited)

	Three Months Ended			Nine Months Ended
In thousands, except yield amounts	September 30, 2026	September 30, 2025	Percent Change	September 30, 2026	September 30, 2025	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV)(1):
U.S. priority	1,742	1,681	4	1,696	1,629	4
U.S. deferred	1,056	1,074	(2)	1,069	1,052	2
U.S. ground commercial	4,521	4,370	3	4,404	4,244	4
U.S. ground home delivery/economy	7,051	6,969	1	6,968	6,773	3
Total U.S. domestic ADV	14,370	14,094	2	14,137	13,698	3
Revenue per package (yield):
U.S. priority	$28.18	$26.27	7	$28.15	$26.17	8
U.S. deferred	20.81	18.96	10	20.66	18.88	9
U.S. ground	12.89	12.05	7	12.93	12.04	7
U.S. domestic composite	$15.32	$14.28	7	$15.34	$14.25	8
FREIGHT STATISTICS
Average daily freight pounds:
U.S. freight	2,426	2,202	10	2,275	2,208	3
Revenue per pound (yield):
U.S. freight	$2.36	$2.23	6	$2.38	$2.13	12

Operating days	64	64	—	191	191	—

(1) – ADV is calculated on a 5-day-per-week basis.

EXPRESS INTERNATIONAL SEGMENT
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended				Nine Months Ended
In millions	September 30, 2026	September 30, 2025	Percent Change		September 30, 2026	September 30, 2025	Percent Change
Revenue:
Intl Package:
International priority	$2,677	$2,325	15		$7,744	$6,607	17
International economy	1,680	1,403	20		4,747	4,201	13
International domestic(1)	1,156	1,166	(1)		3,478	3,354	4
Total package revenue	5,513	4,894	13		15,969	14,162	13
Freight:
International priority	784	588	33		2,183	1,752	25
International economy	658	538	22		1,835	1,549	18
Total freight revenue	1,442	1,126	28		4,018	3,301	22
Other	510	343	49		1,384	1,046	32
Total revenue	7,465	6,363	17		21,371	18,509	15
Operating expenses:
Salaries and employee benefits	2,408	2,190	10		6,988	6,321	11
Purchased transportation	1,893	1,588	19		5,380	4,635	16
Rentals and landing fees	390	356	10		1,143	1,020	12
Fuel	859	510	68		2,303	1,482	55
Depreciation and amortization	294	292	1		904	877	3
Maintenance and repairs	236	261	(10)		678	733	(8)
Other, net	1,165	974	20		3,528	3,115	13
Total operating expenses	7,245	6,171	17		20,924	18,183	15
Operating income	$220	$192	15		$447	$326	37
Operating margin	2.9%	3.0%	(10)	bp	2.1%	1.8%	30	bp

(1) – International Domestic revenue relates to international intra-country operations.

EXPRESS INTERNATIONAL SEGMENT
OPERATING STATISTICS
(Unaudited)

	Three Months Ended			Nine Months Ended
In thousands, except yield amounts	September 30, 2026	September 30, 2025	Percent Change	September 30, 2026	September 30, 2025	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV)(1):
International priority	563	569	(1)	566	555	2
International economy	625	532	17	599	538	11
International domestic(2)	1,640	1,846	(11)	1,679	1,848	(9)
Total International ADV	2,828	2,947	(4)	2,844	2,941	(3)
Revenue per package (yield):
International priority	$74.27	$63.87	16	$71.62	$62.30	15
International economy	41.98	41.23	2	41.46	40.87	1
International domestic(2)	11.02	9.87	12	10.85	9.50	14
Composite package yield	$30.46	$25.96	17	$29.39	$25.21	17
FREIGHT STATISTICS
Average daily freight pounds:
International priority	5,472	4,782	14	5,241	4,658	13
International economy	13,333	11,514	16	12,772	11,424	12
Total average daily freight pounds	18,805	16,296	15	18,013	16,082	12
Revenue per pound (yield):
International priority	$2.24	$1.92	17	$2.18	$1.97	11
International economy	0.77	0.73	5	0.75	0.71	6
Composite freight yield	$1.20	$1.08	11	$1.17	$1.08	8

Operating days	64	64	—	191	191	—

(1) – ADV is calculated on a 5-day-per-week basis.
(2) – International Domestic Statistics relate to international intra-country operations.